574278
                                                                     EXHIBIT 4.2

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated May 11, 1998 on the statements of condition and related securities portfolios of Van Kampen American Capital Equity Opportunity Trust, Series 94 as of May 11, 1998 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."



                                                              GRANT THORNTON LLP

Chicago, Illinois
May 11, 1998